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                                                                     Exhibit 4.6

                                WARRANT AGREEMENT

         Agreement made as of ___________, 2000, between Unity Emerging Technology Venture One Ltd., a Delaware corporation, with offices at 245 Fifth Avenue, Suite 1600, New York, New York 10016 ("Company"), and American Stock Transfer & Trust Company, a New York corporation, with offices at 40 Wall Street, New York, New York 10005 (herein called "Warrant Agent").

         WHEREAS, the Company has issued or has determined to issue up to (i) 1,437,500 redeemable Class A Warrants ("Class A Warrants"), (ii) 1,437,500 redeemable Class B Warrants ("Class B Warrants"), (iii) 1,437,500 redeemable Class C Warrants ("Class C Warrants," together with the Class A Warrants and Class B Warrants, the "Public Warrants"), (iv) 150,000 non-redeemable Class A Warrants, 150,000 non-redeemable Class B Warrants and 150,000 non-redeemable Class C Warrants to the directors of the Company (together, "Directors' Warrants") and (v) 125,000 Class A Warrants, 125,000 Class B Warrants and 125,000 Class C Warrants (together, "Representative's Warrants," together with the Public Warrants, "Redeemable Warrants," and the Redeemable Warrants together with the Directors' Warrants, "Warrants") issued or issuable upon exercise of the Representative's Purchase Option ("Purchase Option") to GBI Capital Partners Inc., the representative of the underwriters for the Company's initial public offering ("Representative"), or its designees, evidencing the right of the holders thereof to purchase an aggregate of 5,137,500 shares of common stock of the Company, $.0001 par value per share ("Common Stock"), which Warrants have been issued or will be issued as described in the Company's Registration Statement on Form S-1, Registration No. 333-36754, declared effective __________, 2000 ("Registration Statement"); and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

         WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and
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         WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. WARRANTS.

         2.1. FORM OF WARRANT. Each Class A Warrant, Class B Warrant and Class C Warrant, respectively, shall be issued in registered form only, shall be in substantially the forms of Exhibit A, Exhibit B and Exhibit C hereto, shall be signed by, or bear the facsimile signature of, the Chairman of the Board or President and Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company's seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he had not ceased to be such at the date of issuance. No Warrant may be exercised until it has been countersigned by the Warrant Agent as provided in Section 2.3 hereof.

         2.2. EFFECT OF COUNTERSIGNATURE. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect.

         2.3. EVENTS FOR COUNTERSIGNATURE. The Warrant Agent shall countersign a Warrant only upon the occurrence of either of the following events:

                  (i) if the Warrant is to be issued in exchange or substitution for one or more previously countersigned Warrants, as hereinafter provided; or

                  (ii) if the Company instructs the Warrant Agent to do so.


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         2.4. REGISTRATION.

                  2.4.1. WARRANT REGISTER. The Warrant Agent shall maintain books ("Warrant Register") for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

                  2.4.2. REGISTERED HOLDER. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register ("registered holder") as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         2.5. DETACHABILITY OF CLASS A WARRANTS. The Class A Warrants and Common Stock which comprise the units ("Units") as described in the Registration Statement will not trade separately until the 90th day after the effective date of the Registration Statement unless the Representative informs the Company of the Representative's decision to allow earlier separate trading. In no event, however, can the Class A Warrants and Common Stock be traded separately until the Company files with the Securities and Exchange Commission an audited balance sheet reflecting the Company's receipt of the proceeds of the initial public offering described in the Registration Statement.

3. TERMS AND EXERCISE OF PUBLIC WARRANTS.

         3.1. WARRANT PRICE. Each Class A Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company, at a price of $5.25, one share of Common Stock and one Class B Warrant, subject to the adjustments provided in Section 4 hereof. Each Class B Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder

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thereof, subject to the provisions of such Warrant and of this Warrant
Agreement, to purchase from the Company, at a price of $7.50, one share of Common Stock and one Class C Warrant, subject to the adjustments provided in
Section 4 hereof. Each Class C Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company, at a price of $9.75, one share of Common Stock, subject to the adjustments provided in
Section 4 hereof. The term "Warrant Price" as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

         3.2. DURATION OF WARRANTS. A Warrant may be exercised only during the period ("Exercise Period") commencing on the later of the consummation by the Company of a business combination as described in the Registration Statement or _________, 2001, and terminating on the earlier to occur of (i) _________, 2006 or (ii) the date fixed for redemption of such Warrant as provided in Section 6 of this Agreement, except that the Representative's Warrants shall expire on _________, 2005 (the "Expiration Date"). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants (except the Representative's Warrants) by delaying the Expiration Date.

         3.3. EXERCISE OF WARRANTS.

                  3.3.1. PAYMENT. A Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant and in substantially the forms of Exhibit A, Exhibit B and Exhibit C hereto, duly executed, and by paying in full, in lawful money of the United States, in cash, good certified check or good bank draft payable to the order of the Company, the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock.

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                  3.3.2. ISSUANCE OF CERTIFICATES. As soon as practicable after the exercise of any Class A Warrant, the Company shall issue to the registered holder of such Class A Warrant a certificate or certificates for the number of full shares of Common Stock and full Class B Warrants to which such registered holder is entitled, registered in such name or names as may be directed by the registered holder, and if such Class A Warrant shall not have been exercised in full, a new countersigned Class A Warrant for the number of shares of Common Stock and the number of Class B Warrants as to which such Class A Warrant shall not have been exercised. As soon as practicable after the exercise of any Class B Warrant, the Company shall issue to the registered holder of such Class B Warrant a certificate or certificates for the number of full shares of Common Stock and full Class C Warrants to which such registered holder is entitled, registered in such name or names as may be directed by the registered holder, and if such Class B Warrant shall not have been exercised in full, a new countersigned Class B Warrant for the number of shares of Common Stock and the number of Class C Warrants as to which such Class B Warrant shall not have been exercised. As soon as practicable after the exercise of any Class C Warrant, the Company shall issue to the registered holder of such Class C Warrant a certificate or certificates for the number of full shares of Common Stock to which such registered holder is entitled, registered in such name or names as may be directed by the registered holder, and if such Class C Warrant shall not have been exercised in full, a new countersigned Class C Warrant for the number of shares of Common Stock as to which such Class C Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Securities Act of 1933, with respect to the securities is then currently effective. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

                  3.3.3. VALID ISSUANCE. All shares of Common Stock, all Class B Warrants and all Class C Warrants issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued.

                  3.3.4. DATE OF ISSUANCE. Each person in whose name any such certificate for shares of Common Stock is issued and any such certificate for Warrants is issued shall for all purposes be deemed to have become the holder of record of such shares and Warrants on the date

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on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares and Warrants at the close of business on the next succeeding date on which the stock transfer books are open.

                  3.3.5. WARRANT SOLICITATION FEE.

                           (a) The Company has engaged the Representative as the
exclusive agent for the solicitation of the exercise of the Warrants in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. The Company has also agreed to (i) assist the Representative with respect to such solicitation, if requested by the Representative, and (ii) at the Representative's request, provide the Representative and direct the Company's transfer and warrant agent to deliver to the Representative, at the Company's cost, lists of the record and, to the extent known, beneficial owners of the Company's Warrants. Accordingly, the Company hereby instructs the Warrant Agent to cooperate with the Representative in every respect in connection with the Representative's solicitation activities, including but not limited to providing to the Representative, at the Company's cost, a list of record and beneficial holders of the Warrants.

                           (b) If, upon the exercise of any Warrant (i) the
market price of the Company's Common Stock is greater than the then Warrant Price, (ii) the exercise of the Warrant was solicited by the Representative, and
(iii) the Warrant was not held in a discretionary account, then the Warrant Agent, simultaneously with the distribution of proceeds to the Company received upon exercise of the Warrant(s) so exercised, shall, on behalf of the Company, pay from the proceeds received upon exercise of the Warrant(s), a fee of 5% of the Warrant Price to the Representative. The Representative and the Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrants certificates returned to the Warrant Agent upon exercise of Warrants.

                           (c) The provisions of this Section 3.3.5 may not be
modified, amended or deleted without the prior written consent of the Representative.

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                  3.3.6. DIRECTORS' WARRANTS. In connection with certain
services to be performed for the Company, the Company issued, in _______ 2000, 150,000 Class A warrants, which are identical to the Class A Warrants covered by this Agreement except that they are non-redeemable.

                  3.3.7. REPRESENTATIVE'S WARRANTS. In connection with its services as Representative, the Company has issued to the Representative or its designees the Purchase Option. The Representative's Warrants, which will be issued or will be issuable upon exercise of the Purchase Option, are identical to the Public Warrants covered by this Agreement except that they have cashless exercise rights and will expire on ___________, 2005.

4. ADJUSTMENTS.

         4.1. STOCK DIVIDENDS - SPLIT-UPS. If after the date hereof, and subject to the provisions of Section 4.5 hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective day thereof, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Warrant Price shall be correspondingly decreased; provided that no adjustment shall be made for the number of Class B Warrants issuable on exercise of each Class A Warrant and no adjustment shall be made for the number of Class C Warrants issuable on exercise of each Class B Warrant.

         4.2. AGGREGATION OF SHARES. If after the date hereof, and subject to the provisions of Section 4.5 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Warrant Price shall be correspondingly increased; provided that no adjustment shall be made for the number of Class B Warrants issuable on exercise of each Class A Warrant and no adjustment shall be made for the number of Class C Warrants issuable on exercise of each Class B Warrant.

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         4.3. REORGANIZATION, ETC. If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the securities of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of Common Stock and number of Warrants immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the Warrant holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares of Common Stock purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Warrant Agent the obligation to deliver to the Warrant holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

         4.4. NOTICES OF CHANGES IN WARRANT. Upon every adjustment of the Warrant Price or the number of shares of Common Stock issuable on exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, or 4.3, the Company shall give written notice in the manner set forth above of the record date for such dividend, distribution, or subscription rights, or the effective date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for stock, securities or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or issuance. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

         4.5. NO FRACTIONAL SHARES. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest, determined as follows:

                  (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The Nasdaq National Market or The Nasdaq SmallCap Market or the OTC Bulletin Board, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of such Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

                  (ii) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of such Warrant; or

                  (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.


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         4.6. FORM OF WARRANT. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5. TRANSFER AND EXCHANGE OF WARRANTS.

         5.1. REGISTRATION OF TRANSFER. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrant so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

         5.2. PROCEDURE FOR SURRENDER OF WARRANTS. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

         5.3. FRACTIONAL WARRANTS. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.


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         5.4. SERVICE CHARGES. No service charge shall be made for any exchange or registration of transfer of Warrants.

         5.5. WARRANT EXECUTION AND COUNTERSIGNATURE. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6. REDEMPTION.

         6.1. REDEMPTION. Subject to Section 3.3.6 hereof, each of the outstanding Redeemable Warrants may be redeemed, at the option of the Company, as a whole and not in part, after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in
Section 6.2 hereof, at the price of $.05 per Redeemable Warrant ("Redemption Price"), provided that the last sale price of the Common Stock equals or exceeds $8.50 per share with respect to the Class A Warrants, $10.50 per share with respect to the Class B Warrants and $12.00 per share with respect to the Class C Warrants on each of the twenty (20) consecutive trading days ending on the third day prior to the date on which notice of redemption is given. Notwithstanding the foregoing, the Company may not call the Redeemable Warrants for redemption without the Representative's prior consent. In the event that the Company has redeemed the outstanding Redeemable Warrants before the Purchase Option has been exercised in full ("Redemption Date"), then the Representative shall have a period of seven business days following the exercise of any portion of the Purchase Option after the Redemption Date to exercise the Class A Warrants issuable upon the exercise of the Purchase Option, to exercise the Class B Warrants issuable upon the exercise of the Class A Warrants and to exercise the Class C Warrants issuable upon the exercise of the Class B Warrants. The Company shall then redeem such Redeemable Warrants on the eighth business day following the exercise of the Purchase Option, if such Warrants have not been exercised during the seven-day period. The provisions of this Section 6.1 may not be modified, amended or deleted without the prior written consent of the Representative.

         6.2. DATE FIXED FOR, AND NOTICE OF, REDEMPTION. In the event the Company shall elect to redeem the Redeemable Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the registered holders of the Warrants to be redeemed at their last address as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

         6.3. EXERCISE AFTER NOTICE OF REDEMPTION. The Redeemable Warrants may be exercised in accordance with Section 3 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section
6.2 hereof and prior to the time and date fixed for redemption. On and after the redemption date, the record holder of the Redeemable Warrants shall have no further rights except to receive, upon surrender of the Redeemable Warrants, the redemption price.

7. OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS.

         7.1. NO RIGHTS AS STOCKHOLDER. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, or to vote, to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

         7.2. LOST, STOLEN, MUTILATED, OR DESTROYED WARRANTS. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

         7.3. RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

         7.4. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission the Registration Statement for the registration, under the Securities Act of 1933, of, among others, the Warrants and the Common Stock issuable upon exercise of the Warrants.

         7.5. REGISTRATION OF COMMON STOCK. The Company agrees that prior to the commencement of the Exercise Period, it shall file with the Securities and Exchange Commission a post-effective amendment to the Registration Statement, or a new registration statement, for the registration, under the Securities Act of 1933, of the Common Stock issuable upon exercise of the Warrants. In either case, the Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement until the expiration of the Warrants in accordance with the provisions of this Agreement. In connection with the filing of such registration statement, the Company shall disclose in such amendment or new registration statement the warrant solicitation fee payable to the Representative.

8. CONCERNING THE WARRANT AGENT AND OTHER MATTERS.

         8.1. PAYMENT OF TAXES. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock and Warrants upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

         8.2. RESIGNATION, CONSOLIDATION, OR MERGER OF WARRANT AGENT.

                  8.2.1. APPOINTMENT OF SUCCESSOR WARRANT AGENT. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty
(60) days' notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing or qualified to do business under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

                  8.2.2. NOTICE OF SUCCESSOR WARRANT AGENT. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

                  8.2.3. MERGER OR CONSOLIDATION OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

         8.3. FEES AND EXPENSES OF WARRANT AGENT.

                  8.3.1. REMUNERATION. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

                  8.3.2. FURTHER ASSURANCES. The Company and the Warrant Agent agree to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent or the Company for the carrying out or performing of the provisions of this Agreement.

         8.4. LIABILITY OF WARRANT AGENT.

                  8.4.1. RELIANCE ON COMPANY STATEMENT. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

                  8.4.2. INDEMNITY. The Warrant Agent shall be liable hereunder only for its own negligence or willful misconduct or any actions taken in bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.

                  8.4.3. EXCLUSIONS. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of
Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

         8.5. ACCEPTANCE OF AGENCY. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company's Common Stock through the exercise of Warrants.

9. MISCELLANEOUS PROVISIONS.

         9.1. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

         9.2. NOTICES. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or by the Company shall be sufficiently given or made if sent by certified mail, or private courier service, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                           Unity Emerging Technology Venture One Ltd.
                           245 Fifth Avenue, Suite 1600
                           New York, New York 10016
                           Attn: Lawrence Burstein, President

with a copy to:

                           Sonnenschein Nath & Rosenthal
                           1221 Avenue of the Americas
                           New York, New York 10020
                           Attn: Ira I. Roxland, Esq.

                                    - and -

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, New York 10016
                           Attn: David Alan Miller, Esq.

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by certified mail or private courier service, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                           American Stock Transfer & Trust Company
                           40 Wall Street
                           New York, New York 10006
                           Attn:  Compliance Department

         9.3. APPLICABLE LAW. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. Each of the Company and the Warrant Agent hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Company and the Warrant Agent hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company or the Warrant Agent may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon each of the Company and the Warrant Agent in any action, proceeding or claim. Each of the Company and the Warrant Agent agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         9.4. PERSONS HAVING RIGHTS UNDER THIS AGREEMENT. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants and, for the purposes of Sections 3.3.5 and 6.1 hereof, the Representative, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants. The parties hereto agree that the Representative is intended to be a third-party beneficiary with respect to Sections 3.3.5 and 6.1, with all legal rights and remedies available to it as fully as if it were a party hereto.

         9.5. EXAMINATION OF THE WARRANT AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

         9.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         9.7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.

Attest:                               UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.


                                      By:
------------------------                 ---------------------------------------
                                         Lawrence Burstein
                                         President


Corporate Seal


Attest:                               AMERICAN STOCK TRANSFER & TRUST COMPANY


                                      By:
------------------------                 ---------------------------------------
                                         George Karfunkel
                                         Executive Vice President

                                    EXHIBIT A

                             FORM OF CLASS A WARRANT

                                    EXHIBIT B

                             FORM OF CLASS B WARRANT

                                    EXHIBIT C

                             FORM OF CLASS C WARRANT


                                      -22-